UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2026, the Board of Directors of Tyra Biosciences, Inc. (the Company) designated Julia Rueb, Vice President, Finance of the Company, as the Company’s principal accounting officer, succeeding Alan Fuhrman, the Company’s Chief Financial Officer, in that role, each effective as of April 1, 2026. Mr. Fuhrman continues to be the Company’s principal financial officer.

Ms. Rueb, 40, has served as Vice President, Finance of the Company since January 2024. Previously, Ms. Rueb served as Director and Senior Director of Accounting and Corporate Controller from October 2022 to December 2023. From October 2021 to October 2022, Ms. Rueb served as Associate Director and Director, Technical Accounting at SOAProjects, Inc. From October 2020 to October 2021, Ms. Rueb served as a Manager at van den Boom & Associates LLC, where she provided accounting and finance consulting services to various companies, primarily in the life sciences industry, including the Company. Earlier in her career, Ms. Rueb was employed at Ernst & Young LLP from 2013 to October 2020, most recently serving as an Audit Manager, where she primarily served public life sciences companies. Ms. Rueb holds a Master’s degree in Accounting from the University of San Diego and is a Certified Public Accountant. Ms. Rueb has no family relationships with any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: April 2, 2026	By:	/s/ Alan Fuhrman
Alan Fuhrman Chief Financial Officer